SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 9, 2007 (May 8, 2007)

Date of Report (Date of earliest event reported)
Hayes Lemmerz International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578_

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)
HLI Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-107539	30-0167742_

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)
15300 Centennial Drive, Northville, Michigan 48168

(Address of principal executive offices)          (Zip Code)
(734) 737-5000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
     On May 8, 2007, HLI Operating Company, Inc. (“HLI”), an indirect subsidiary of Hayes Lemmerz International, Inc. (the “Company”) commenced a cash tender offer to repurchase all of its outstanding 10 1/2% Senior Notes Due 2010 (the “Notes”). The proceeds of the Company’s previously announced $180.0 million equity rights offering (the “Rights Offering”) will be used by HLI to repurchase the Notes. Currently, the aggregate principal amount of the Notes outstanding is $157.0 million. The tender offer will expire at 11:59 p.m., New York City time, on Tuesday, June 5, 2007, unless extended or earlier terminated by HLI.
     Concurrently with the tender offer, HLI is soliciting consents to amend the indenture governing the Notes. The proposed amendments (the “Proposed Amendments”) to the indenture will, among other things, eliminate substantially all restrictive covenants, certain related events of default and conditions on the defeasance of the Notes, and certain limitations on the ability of HLI and the Company to merge, consolidate, sell all or substantially all of their assets, and enter into similar transactions.
     The tender offer and consent solicitation for the Notes are conditioned on the satisfaction of certain conditions, including, but not limited to:
• the valid tender (without a valid withdrawal) on or prior to May 21, 2007 (unless extended or earlier terminated), of at least a majority of the aggregate principal amount of Notes outstanding not owned by HLI or any of its affiliates;
• receipt by the Company upon completion of the Rights Offering of net cash proceeds sufficient to fund (i) the purchase of all Notes validly tendered (and not validly withdrawn) in the tender offer, (ii) the payment of the fees and expenses related to the Rights Offering, the tender offer, and the consent solicitation, and (iii) the amendment or refinancing of the Company’s Amended and Restated Credit Agreement dated as of April 11, 2005, and related documents (the “Existing Credit Facility”); and
• the execution of a supplemental indenture to give effect to the Proposed Amendments upon or promptly following receipt of the requisite consents.
     The tender offer and consent solicitation for the Notes are part of a recapitalization of the Company and its subsidiaries that includes the Rights Offering and a proposed new senior secured credit facility in the aggregate principal amount of $495.0 million that will be used, together with additional indebtedness of approximately $150.0 million to be incurred by the Company, to refinance debt under the Existing Credit Facility, to pay related transaction costs, fees, and expenses, to provide working capital, and for other general corporate purposes.
     A copy of the press release announcing the tender offer and consent solicitation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Forward Looking Statements
     The information contained in this report contains forward-looking statements which are subject to uncertainties that could cause actual future events and results of the Company and HLI to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that the

Company and HLI believe are reasonable but are not guarantees of future events and results. Actual future events and results of the Company and HLI may differ materially from those expressed in these forward-looking statements. There can be no assurance that any forward-looking statements will be realized. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the risks described in the Company’s and HLI’s most recent Annual Report on Form 10-K and the Company’s and HLI’s other reports filed with the SEC. All such forward-looking statements speak only as of the date hereof. Although the Company and HLI believe the expectations reflected in the forward-looking statements at the time they are made are reasonable, the Company and HLI cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither the Company, HLI, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company and HLI undertake no duty or obligation to publicly update or revise the information contained in this report, although they may do so from time to time as they believe is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.
     You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information contained herein as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the filings of the Company and HLI with the SEC at www.sec.gov, many of which are beyond the control of the Company and HLI, that may cause actual results to differ materially from the views, beliefs and estimates expressed herein.
ITEM 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary

Dated: May 9, 2007
Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HLI OPERATING COMPANY, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary

Dated: May 9, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Hayes Lemmerz International, Inc. on May 9, 2007, announcing a tender offer and consent solicitation for outstanding 10 1/2% Senior Notes due 2010.